UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2016
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2016, the Board of Directors (the "Board") of Methode Electronics, Inc. (the "Company") approved an increase in the size of the Board from nine to ten members, effective immediately. The Board elected Martha Goldberg Aronson as a director of the Company to fill the vacancy. Ms. Aronson will serve as a director until her successor is elected and qualified or until her earlier resignation or removal.

Ms. Aronson most recently served as Executive Vice President and President, Global Healthcare, at Ecolab, Inc., a specialty chemical company. She previously was President, North America at Hill-Rom Holdings, Inc., a global medical technology company. Prior to Hill-Rom, Ms. Aronson spent 18 years at Medtronic, Inc., a medical technology provider, most recently serving as Senior Vice President and Chief Talent Officer. Ms. Aronson is currently a member of the Board of Directors of Conmed Corporation, Hutchinson Technology, Inc. and the Guthrie Theater.

Ms. Aronson will be compensated in a manner consistent with the Company’s other non-employee directors, as most recently described in the Company’s Proxy Statement dated July 28, 2015.

A copy of the press release announcing the appointment of Ms. Aronson to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements And Exhibits.
(d)    Exhibits.
99.1    Press Release dated April 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer

Index to Exhibits

Exhibit No.	Description of Exhibit
10.1	Press Release for Methode Electronics, Inc., dated April 21, 2016